Exhibit 99.2

Loss from continuing operations/ Adjusted EBITDA reconciliation

	LTM 3/31/09	2008	2007	2006	2005
Loss from continuing operations	$(93,207)	$(97,272)	$(239,220)	$(205,976)	$(104,884)
Income tax expense	111,979	116,630	6,203	4,318	3,705
Other expense	12,995	14,627	20,122	11,566	10,879
Net (gain) loss on debt extinguishment	(107,743)	(107,743)	13,210	—	19,303
Equity in operations of partnerships	(1,299)	806	502	948	—
Minority interest in earnings	41,324	40,728	39,684	40,223	39,794
Interest expense (net)	173,841	176,174	197,643	199,908	183,419
Loss on disposal of assets	16,351	17,692	39,243	27,057	13,741
Amortization	1,147	1,203	1,249	879	880
Depreciation	139,230	138,406	136,657	130,620	123,937
Stock-based compensation	3,449	6,202	12,525	15,728	2,794
Management change costs	—	—	—	13,885	12,605
Modified EBITDA	298,067	307,453	227,818	239,156	306,173
Third party interest in EBITDA of certain parks	(30,644)	(32,199)	(38,186)	(44,352)	(44,674)

Adjusted EBITDA	$267,423	$275,254	$189,632	$194,804	$261,499